                                                                  Exhibit 23.1

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of PSW Technologies, Inc. of our report dated February 3, 1997 (except for paragraph 2 of Note 3, as to which the date is May 12, 1997), with respect to the financial statements of PSW Technologies, Inc. for the years ended December 31, 1995 and 1996 included in the Registration Statement (Form S-1 No. 333-21565) of PSW Technologies, Inc., filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated February 3, 1997 with respect to the financial statement schedule of PSW Technologies, Inc. for the years ended December 31, 1995 and 1996 included in the Registration Statement (Form S-1 No. 333-21565) of PSW Technologies, Inc., filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

New York, New York
June 3, 1997